Exhibit 10.5

October 25, 2009

Entertainment Property collaboration agreement

This agreement by and between NT Media Corp.(herein after "NT") and Sinahome Entertainment, in cooperation with Marblestep Productions (herein after "Sinahome") shall dictate the terms of the collaboration between NT and Sinahome.

1. NT and hereby agree to collaborate on the production of a webisodic series, "Straight Up With A Twist" (hereinafter SUWAT).

2. NT hereby agrees to finance the production up to $5,000.00. This amount may be adjusted upward by mutual agreement.

3. Cost recoupment: From any revenue generated through advertising, sponsorship, or otherwise, NT shall be entitled to "first dollar" until it has recouped all monies spent on production and marketing and publicity.

4. Profit Sharing: Once all costs have been recouped by NT, all profits shall be shared equally between NT and Sinahome.

5. Intellectual Property: Any trademarks or other rights arising from the production shall be co-owned by NT and Sinahome unless otherwise agreed upon.

NT Media
Ali Moussavi

Sinahome Entertainment
Homie Doroodian